Exhibit 4.6
Execution Version
SERIES 2025-1 SUPPLEMENT
among
STACK INFRASTRUCTURE ISSUER, LLC,
394 PACIFIC DCP ABS, LLC,
SI ATL01A ABS, LLC,
SI CHI01A ABS, LLC,
SI DFW01A ABS, LLC,
SI POR02 ABS, LLC,
SI SVY01A-B ABS, LLC,
SI NAL01A ABS, LLC,
SI NVA01 ABS, LLC
and
SI DFW01B, LLC
as Obligors,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Indenture Trustee
dated as of May 22, 2025
Secured Data Center Revenue Notes, Series 2025-1

TABLE OF CONTENTS
i

SERIES 2025-1 SUPPLEMENT
THIS SERIES 2025-1 SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of May 22, 2025, is among Stack Infrastructure Issuer, LLC, a Delaware limited liability company (the “Issuer”), 394 Pacific DCP ABS, LLC, a Delaware limited liability company (“Portland I”), SI ATL01A ABS, LLC (f/k/a SI ATL01 ABS, LLC), a Delaware limited liability company (“Atlanta I”), SI CHI01A ABS, LLC (f/k/a SI CHI01 ABS, LLC), a Delaware limited liability company (“Chicago I”), SI DFW01A ABS, LLC (f/k/a SI DFW01 ABS, LLC), a Delaware limited liability company (“Dallas I”), SI POR02 ABS, LLC (f/k/a SI POR01 ABS, LLC), a Delaware limited liability company (“Portland II”), SI SVY01A-B ABS, LLC (f/k/a SI SVY01-02 ABS, LLC), a Delaware limited liability company (“Silicon Valley I”), SI NAL01A ABS, LLC (f/k/a SI NAL01 ABS, LLC), a Delaware limited liability company (“New Albany I”), SI NVA01 ABS, LLC (“Northern Virginia I”) and SI DFW01B, LLC (f/k/a SI DFW02, LLC) (“Dallas II” and, together with Portland I, Atlanta I, Chicago I, Dallas I, Portland II, Silicon Valley I, New Albany I and Northern Virginia I, the “Closing Date Asset Entities” and together with any entity that becomes a party hereto after the date hereof as an “Additional Asset Entity”, the “Asset Entities”; the Asset Entities and the Issuer, collectively, the “Obligors”), and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity and any successor thereto in such capacity (the “Indenture Trustee”).
RECITALS
WHEREAS, the Obligors have entered into an Indenture, dated as of February 8, 2019 (as amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between the Indenture Trustee and the Obligors;
WHEREAS, the Issuer and the Asset Entities desire the Issuer to issue $345,000,000 aggregate principal amount of Secured Data Center Revenue Term Notes, Series 2025-1, Class A-2 Notes (the “Series 2025-1 Class A-2 Notes”), pursuant to this Series Supplement to the Indenture;
WHEREAS, the Issuer represents that it has duly authorized the issuance of the Series 2025-1 Class A-2 Notes;
WHEREAS, the Series 2025-1 Class A-2 Notes constitute Notes as defined in the Indenture;
WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and
NOW, THEREFORE, it is mutually covenanted and agreed as follows:
Article I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01Definitions. All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:
“Class A-2 Targeted Amortization Amount” shall mean, as of each Payment Date with respect to the Series 2025-1 Class A-2 Notes, $0.
“Closing Date” shall mean May 22, 2025.
“Date of Issuance” shall mean, with respect to the Series 2025-1 Class A-2 Notes, May 22, 2025.
“Indenture” shall have the meaning ascribed to it in the preamble hereto.
“Initial Purchasers” shall mean SMBC Nikko Securities America, Inc., Morgan Stanley & Co., Mizuho Securities USA LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, TD Securities (USA) LLC, BBVA Securities Inc., BNP Paribas Securities Corp., ING Financial Markets LLC, Santander US Capital Markets LLC, and SG Americas Securities, LLC with respect to the Series 2025-1 Class A-2 Notes.
“No Rating Agency Declination or Waiver Action” shall mean the obligation to obtain a Rating Agency Confirmation in connection with (i) amendments pursuant to Section 13.01 of the Indenture or (ii) the issuance of Additional Notes pursuant to Section 2.12(b) of the Indenture.
“Note Rate” shall, for the Series 2025-1 Class A-2 Notes, mean the rate per annum at which interest accrues on the Series 2025-1 Class A-2 Notes set forth in Section 2.01(a).
“Offering Memorandum” shall mean the Offering Memorandum dated May 15, 2025, relating to the offering by the Issuer of the Series 2025-1 Class A-2 Notes.
“Post-ARD Note Spread” shall, for the Series 2025-1 Class A-2 Notes, be the spread per annum set forth in Section 2.01(e).
“Prepayment Period” shall mean, in relation to the Series 2025-1 Class A-2 Notes, the period that commences on the Payment Date occurring in May 2028.
“Qualified Deleveraging Event” shall mean either (i) an underwritten public offering of the equity interests of the Parent or any direct or indirect parent of the Parent which generates gross cash proceeds of at least $50,000,000 to the Parent or any direct or indirect parent entity of the Parent or (ii) an acquisition (whether by merger, consolidation or otherwise) of greater than fifty percent (50%) of the equity interests of Parent or any direct or indirect parent of Parent by an entity that has shares that are traded on a national exchange.
“Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(c).

“Rating Agency” shall mean, in relation to the Series 2025-1 Class A-2 Notes, S&P.
“Rating Agency Confirmation” shall mean, with respect to any matter and with respect to the Series 2025-1 Class A-2 Notes, notification in writing by the Rating Agency (which may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by such Rating Agency) that a proposed action, failure to act or other event specified in the Indenture or the other Transaction Documents will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to the Series 2025-1 Class A-2 Notes by such Rating Agency; provided, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency Declination is received, the requirement to receive a Rating Agency Confirmation from the Rating Agency with respect to such matter will not apply; provided, further, that, other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency refuses to respond or otherwise does not respond to a request for Rating Agency Confirmation made in accordance with Section 15.26 of the Indenture, the requirement to receive such Rating Agency Confirmation shall be waived unless such Rating Agency’s refusal or failure to respond to such request is due to a commercial dispute between the Issuer or its Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees.
“Rating Agency Declination” shall mean a written waiver or acknowledgement from a Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought and received; provided, that any Rating Agency’s refusal to provide Rating Agency Confirmation due to a commercial dispute between the Issuer or its Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees, shall not constitute a Rating Agency Declination; provided, further, that if any Rating Agency shall publicly announce a policy, as a general matter, to no longer review requests for Rating Agency Confirmation, so long as such policy shall remain in effect, any party requesting Rating Agency Confirmation from such Rating Agency shall only be required to deliver written notice to such Rating Agency of any matter for which Rating Agency Confirmation would have been requested and such Rating Agency shall thereafter be deemed to have delivered a Rating Agency Declination with respect to such matter.
“S&P” shall mean, S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.
“Series 2025-1 Class A-2 Notes” shall have the meaning ascribed to it in the preamble hereto.
“Series 2025-1 Class A-2 Notes Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b).
“Series 2025-1 Class A-2 Notes” shall have the meaning ascribed to it in the preamble hereto.

“Series Disposition Period Date” shall, for the Series 2025-1 Class A-2 Notes, have the meaning ascribed to it in Section 2.01(g).
Section 1.02Rules of Construction. Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;
(c)“or” is not exclusive;
(d)“including” means including without limitation;
(e)words in the singular include the plural and words in the plural include the singular;
(f)all references to “$” are to United States dollars unless otherwise stated;
(g)any agreement, instrument or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns
(h)references to a Person are also to its permitted successors and assigns; and
(i)the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Series Supplement, shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement, and Section, Schedule and Exhibit references are to this Series Supplement unless otherwise specified.
Article II
SERIES 2025-1 CLASS A-2 NOTE DETAILS; FORMS OF SERIES 2025-1 CLASS A-2 NOTES
Section 2.01Series 2025-1 Class A-2 Note Details.
(a)The aggregate principal amount of the Series 2025-1 Class A-2 Notes which may be initially authenticated and delivered under this Series Supplement shall be issued in one Class designated as “Class A-2” with the initial principal balance, Note Rate and rating set forth below (except for Series 2025-1 Class A-2 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture):

Series/Class	Initial Class Principal Balance	Note Principal Balance	Note Rate	Note Type	Rating (S&P)
Series 2025-1, Class A-2	$345,000,000	$345,000,000	5.00%	Term Notes	A-(sf)

(b)The “Series 2025-1 Class A-2 Notes Anticipated Repayment Date” for the Series 2025-1 Class A-2 Notes is the Payment Date in May 2030.
(c)The “Rated Final Payment Date” for the Series 2025-1 Class A-2 Notes is the Payment Date in May 2050.
(d)The first Payment Date on which payments of Accrued Note Interest shall be paid to the Noteholders of the Series 2025-1 Class A-2 Notes shall be the June 2025 Payment Date. The initial Interest Accrual Period for the Series 2025-1 Class A-2 Notes shall consist of 33 days.
(e)The Post-ARD Note Spread for the Series 2025-1 Class A-2 Notes is the spread set forth below:

Series/Class	Post-ARD Note Spread
Series 2025-1, Class A-2	1.45%
(f)
(g)The Record Date for purposes of determining payments to the Noteholders of the Series 2025-1 Class A-2 Notes for the June 2025 Payment Date shall be May 30, 2025.
(h)The “Series Disposition Period Date” for the Series 2025-1 Class A-2 Notes is the Payment Date in May 2049.
Section 2.02Delivery of Series 2025-1 Class A-2 Notes. Upon the execution and delivery of this Series Supplement, the Issuer shall execute and deliver to the Indenture Trustee and the Indenture Trustee, upon receipt of an Issuer Order, shall authenticate the Series 2025-1 Class A-2 Notes and deliver the Series 2025-1 Class A-2 Notes to the Depositary.
Section 2.03Forms of Series 2025-1 Class A-2 Notes. The Series 2025-1 Class A-2 Notes shall be in substantially the forms set forth in the Indenture, each with such variations, omissions and insertions as may be necessary.
Section 2.04No Class A-2 Targeted Amortization Amounts. There will be no Class A-2 Targeted Amortization Amounts with respect to the Series 2025-1 Class A-2 Notes.
Section 2.05Funding of the Collection Account. On the Closing Date, the Obligors shall deposit into the Collection Account an amount equal to $256,163.55.

Section 2.06Delivery of Liquidity Letter(s) of Credit / Funding of the Liquidity Reserve Sub-Account. On the Closing Date, the Obligors shall deposit into the Liquidity Reserve Sub-Account an amount equal to $2,781,781.22 such that, as of the Closing Date, the sum of (x) the amount available to be drawn under any Liquidity Letters of Credit as of such date and (y) the amount on deposit in the Liquidity Reserve Sub-Account as of such date will not be less than the Required Liquidity Reserve Amount on the Closing Date (or will not be less than the Required Liquidity Reserve Amount after giving effect to any funds deposited into the Liquidity Reserve Sub-Account on the Closing Date). Any funds on deposit in the Liquidity Reserve Sub-Account in excess of the Required Liquidity Deposit Amount on the Closing Date (after giving effect to the delivery of any Liquidity Letters of Credit on the Closing Date) shall be released to the Issuer at the direction of the Issuer.
Section 2.07Funding of the Priority Expense Reserve Sub-Account. On the Closing Date, the Obligors shall deposit into the Priority Expense Reserve Sub-Account an amount equal to $154,498.23.

Section 2.08Funding of the Executed Forward Starting Lease Reserve Sub-Account. On the Closing Date, the Obligors shall have no obligation to deposit funds into the Executed Forward Starting Lease Reserve Sub-Account.
Section 2.09Funding of the Qualified New Lease Reserve Sub-Account. On the Closing Date, the Obligors shall have no obligation to deposit funds into the Qualified New Lease Reserve Sub-Account.
Section 2.10No Prepayment Consideration. In addition to the circumstances set forth in Section 2.09(a) of the Indenture pursuant to which no Prepayment Consideration shall be payable with respect to prepayments of the Series 2025-1 Class A-2 Notes, no Prepayment Consideration shall be payable in connection with (i) prepayments of the Series 2025-1 Class A-2 Notes in an amount equal to the applicable Release Price in connection with the disposition of one or more Data Centers in accordance with Section 7.30 of the Indenture in an amount up to $34.5 million in the aggregate for all such dispositions, (ii) prepayments of the Series 2025-1 Class A-2 Notes in an amount up to the applicable Early Termination Fee Prepayment Amount not to exceed $34.5 million in the aggregate and (iii) prepayments of the Series 2025-1 Class A-2 Notes in an aggregate amount not to exceed $35% of the Initial Principal Balance of the Series 2025-1 Class A-2 Notes made in connection with a Qualified Deleveraging Event.
Article III
CONSENT TO SPRINGING AMENDMENTS
Section 3.01Consent to Springing Amendments. Each of the Holders of the Series 2025-1 Class A-2 Notes by accepting its interest in the Series 2025-1 Class A-2 Notes is hereby deemed to consent to the Seventh Amendment Springing Amendments and the Servicing Agreement Springing Amendments (each as defined in the Indenture) without any further action or consent on any such Holder’s part or on the part of any of its successors or assigns.
Article IV
GENERAL PROVISIONS
Section 4.01Date of Execution. This Series Supplement for convenience and for the purpose of reference is dated as of May 22, 2025.
Section 4.02Notices. Notices required to be given to S&P by the Issuer and/or the Asset Entities or the Indenture Trustee shall be mailed to 55 Water Street, New York, New York 10041.
Section 4.03Governing Law; Jurisdiction; Waiver of Jury Trial. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES SUPPLEMENT. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.04Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 4.05Counterparts; Electronic Execution. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Series Supplement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed counterpart of this Series Supplement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Series Supplement and the transactions contemplated hereby (including without limitation amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Indenture Trustee, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Article V
APPLICABILITY OF INDENTURE
Section 5.01Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Obligors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.
STACK INFRASTRUCTURE ISSUER, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

394 PACIFIC DCP ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

SI ATL01A ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

SI CHI01A ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

SI DFW01A ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

SI POR02 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer
[Signature Page to Series 2025-1 Supplement]

SI SVY01A-B ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

SI NAL01A ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

SI NVA01 ABS, LLC

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

SI DFW01B, LLC (f/k/a SI DFW02, LLC)

By: /s/ Heather Paduck
Name: Heather Paduck
Title: Chief Financial Officer

[Signature Page to Series 2025-1 Supplement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Indenture Trustee

By: /s/ Clarice Wright
Name: Clarice Wright
Title: Vice President

[Signature Page to Series 2025-1 Supplement]